UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2002

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX	75067
(Address of principal executive offices)	Zip Code

(972) 219-3330
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Exhibit Index Begins on Sequentially Numbered Page 4

ITEM 5.    OTHER EVENTS.

On July 30, 2002 the Company sold 19,110,915 shares of common stock at $0.12 per share. The Company received cash of $1.7 million and converted $611,550 in outstanding notes and accrued interest. The sale was part of a registered offering of shares that became effective on June 19, 2002. The offering will continue until a maximum of 20,833,333 shares has been sold ($2,500,000) or until September 30, 2002.

Proceeds will be used for working capital and to fund holding costs for the Company’s South Texas and New Mexico properties.

As part of the registration the Company also registered the resale of 43,354,839 million shares by selling shareholders.

Uranium Resources, Inc. is a Dallas area based uranium-mining company, whose shares trade on the OTC Bulletin Board under the symbol URIX. The Company specializes in in-situ solution mining and holds substantial mineralized uranium materials in South Texas and New Mexico.

CONTACTS:	Paul K. Willmott, President, or Thomas H. Ehrlich, Vice President—CFO Uranium Resources, Inc. (972) 219-3330

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

99.1 — Press Release issued July 31, 2002, by the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date: August 1, 2002	/s/ PAUL K. WILLMOTT
Paul K. Willmott President, Chief Executive Officer and Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit No.	Exhibit Description	Page
99.1	Press Release issued July 31, 2002, by the Registrant.	E-1

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